EXHIBIT 10.1

FOURTH AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (“this Agreement”) entered into on this 28th day of March, 2008, to be effective, unless another effective date is otherwise herein specified, as of March 7, 2008, is by and among The CIT Group/Business Credit, Inc. (“CIT”), SunTrust Bank (“SunTrust”), Wachovia Bank, N.A. (“Wachovia”) and PNC Bank National Association (“PNC”) (CIT, SunTrust, Wachovia and PNC being herein collectively referred to as the “Lenders”), CIT as administrative and collateral agent (“Agent”), United Fuel & Energy Corporation, a Texas corporation (“United”), Three D Oil Co. of Kilgore, Inc., a Texas corporation (“Three D”) and Cardlock Fuels Systems, Inc. a California corporation (“Cardlock”) (United, Three D and Cardlock being herein individually referred to as a “Company” and collectively referred to as the “Companies”), and United Fuel & Energy Corporation, a Nevada corporation (“Parent”).

RECITALS

A. Companies, Agent and Lenders are the present parties to that certain Second Amended and Restated Financing Agreement, dated as of March 27, 2007, originally executed by United, Three D, Lenders and Agent, as amended from time to time, including, without limitation, as amended by that certain Forbearance Agreement and Third Amendment to Second Amended and Restated Financing Agreement, dated December 28, 2007, executed by Companies, Agent, and Parent (the “Forbearance Agreement”) (as amended from time to time, the “Financing Agreement”).

B. Pursuant to the terms and conditions of this Agreement, each of Companies, Agent and Lenders are willing to amend the Financing Agreement, and certain of the other Loan Documents.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows, as hereinafter set forth:

ARTICLE I
Definitions

1.01 Capitalized terms used in this Agreement are defined in the Financing Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
Agreements

2.01 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Acquisition Term Loan Line of Credit”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Acquisition Term Loan Line of Credit” to read in its entirety as follows:

“Acquisition Term Loan Line of Credit shall mean the aggregate commitment of the Lenders to make after the Closing Date Acquisition Term Loan to Companies in an aggregate principal amount of up to $4,193,513.50 pursuant to Paragraph 4.3 of Section 4 of this Financing Agreement. The parties hereto agree that as of the date of execution of the Fourth Amendment, $2,990,425.00 in Acquisition Term Loans have been made and that $1,203,088.50 is the remaining amount of Acquisition Term Loans available in connection with the Acquisition Term Loan Line of Credit.”

2.02 Amendment to Section 1 of Financing Agreement; Amendment to Definition of “Adjustment Date”. The definition of “Adjustment Date” is amended and restated to read in its entirety as follows:

“Adjustment Date shall mean (a) initially, the Initial Adjustment Date, and (b) thereafter, the first day of each thereafter occurring May, August, November and February; provided, however, that if the financial statements of Companies to be delivered to Agent pursuant to Paragraph 7.8(c) of Section 7 hereof for the month ending as of the last day of the Fiscal Quarter immediately preceding such first day of such calendar month (for example, as to May 1, 2009, the financial statements to be delivered pursuant to Paragraph 7.8(c) of Section 7 hereof for the month ending March 31, 2009) have not been delivered by the due date for such financial statements, such ‘Adjustment Date’ shall instead be the tenth day after delivery to Agent of such financial statements.”

2.03 Amendment to Section 1 of Financing Agreement; Amendment to Definition of “Applicable Base Rate Margin”. The definition of “Applicable Base Rate Margin” is amended and restated to read in its entirety as follows:

“Applicable Base Rate Margin means, with respect to any amount outstanding under the Revolving Loans or the Term Loans, as the case may be, which are Base Rate Loans, the rate of interest per annum determined as set forth below:

(a) as to the amount of Revolving Loans outstanding on any day:

(i) during the period beginning March 7, 2008 and continuing until the Initial Adjustment Date - 0.75%; and

(ii) thereafter, on each Adjustment Date (beginning on the Initial Adjustment Date) and continuing until the next Adjustment Date, the applicable percent per annum set forth in the pricing table below opposite the relevant Fixed Charge Coverage Ratio calculated as of the last day of the relevant Fiscal Quarter for the four Fiscal Quarter period ending on such day:

APPLICABLE BASE RATE MARGIN PRICING TABLE
	Fixed Charge Coverage Ratio	Applicable Base Rate Margin

(A)	Greater than or equal to 2.00 to 1.00	(A) 0.00%

(B)	Less than 2.00 to 1.00, but equal to or greater than 1.50 to 1.00	(B) 0.25%

(C)	Less than 1.50 to 1.00	(C) 0.50%

All adjustments to the Applicable Base Rate Margin shall be implemented by the Agent based on the financial statements and related officer’s certificate for the relevant period delivered by the Companies to the Agent pursuant to Paragraph 7.8(c) of Section 7 hereof, and shall take effect retroactively on the Adjustment Date immediately succeeding the date of the Agent’s receipt of such financial statements. Notwithstanding the foregoing: (a) no reduction in Applicable Base Rate Margin shall occur on an Adjustment Date if a Default or an Event of Default shall have occurred and be continuing on such Adjustment Date or the date of the Agent’s receipt of the financial statements on which such reduction is to be based; and (b) if the Companies fail to deliver the financial statements on which any reduction in applicable margins is to be based within ten (10) days of the due date for such items set forth in Paragraph 7.8(c) of Section 7, then effective as of the due date for such financial statements, the Applicable Base Rate Margin shall increase to the highest margin set forth in the table above until the following Adjustment Date. Without limitation of any other provision of this Financing Agreement or any other remedy available to Agent or Lenders under any of the Loan Documents, if, as a result of any restatement of or other adjustment to the financial statements delivered by the Companies to the Agent pursuant to Paragraph 7.8(c) of Section 7 hereof or for any other reason, the Agent determines that (y) the Fixed Charge Coverage Ratio as calculated by the Companies as of any applicable date was inaccurate by more than 0.04 (for example, the Fixed Charge Coverage Ratio is initially reported as 1.50 to 1.00, but as corrected is 1.459 to 1.00) (a ‘Material Adjustment’) and (z) a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a different Applicable Base Rate Margin for any period, then in the event of a Material Adjustment (but not if a Material Adjustment has not occurred) (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher Applicable Base Rate Margin for such period, the Companies shall automatically and retroactively be obligated to pay to the Agent promptly on demand by the Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a lower Applicable Base Rate Margin for such period, the Agent shall have no obligation to repay any interest or fees to the Companies; provided that if, as a result of any Material Adjustment a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher Applicable Base Rate Margin for one or more periods and a lower Applicable Base Rate Margin for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Companies pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

(b) as to the amount of Term Loans outstanding on any day:

(i) March 7, 2008, until the Initial Adjustment Date - 1.00%; and

(ii) thereafter, 0.75%.”

2.04 Amendment to Section 1 of Financing Agreement; Amendment to Definition of “Applicable LIBOR Margin”. The definition of “Applicable LIBOR Margin” contained in Section 1 of the Financing Agreement is amended and restated to read in its entirety as follows:

“Applicable LIBOR Margin means, on any specific date, with respect to any amount outstanding under the Revolving Loans or Term Loans, as the case may be, which are LIBOR Loans, the rate of interest per annum determined as set forth below:

(a) as to the amount of Revolver Loans outstanding on any day:

(i) (A) during the period beginning on March 7, 2008, until the Initial Adjustment Date - 3.00%; and

(ii) thereafter, on each Adjustment Date (beginning on the Initial Adjustment Date) and continuing until the next Adjustment Date, the applicable percent per annum set forth in the pricing table below opposite the relevant Fixed Charge Coverage Ratio calculated as of the last day of the relevant Fiscal Quarter for the four Fiscal Quarter period ending on such day:

APPLICABLE LIBOR MARGIN PRICING TABLE
	Fixed Charge Coverage Ratio	Applicable LIBOR Margin

(A)	Greater than or equal to 2.00 to 1.00	(A) 2.00%

(B)	Less than 2.00 to 1.00, but equal to or greater than 1.50 to 1.00	(B) 2.25%

(C)	Less than 1.50 to 1.00, but equal to or greater than 1.25 to 1.00	(C) 2.50%

(D)	Less than 1.25 to 1.00	(D) 2.75%

All adjustments to the Applicable LIBOR Margin shall be implemented by the Agent based on the financial statements and related officer’s certificate for the relevant period delivered by the Companies to the Agent pursuant to Paragraph 7.8(c) of Section 7 hereof, and shall take effect on the Adjustment Date immediately succeeding the date of the Agent’s receipt of such financial statements. Notwithstanding the foregoing: (a) no reduction in Applicable Margins shall occur on an Adjustment Date if a Default or an Event of Default shall have occurred and be continuing on such Adjustment Date or the date of the Agent’s receipt of the financial statements on which such reduction is to be based; and (b) if the Companies fail to deliver the financial statements on which any reduction in applicable margins is to be based within ten (10) days of the due date for such items set forth in Paragraph 7.8(c) of Section 7, then effective as of the due date for such financial statements, the Applicable LIBOR Margin shall increase to the highest margin set forth in the table above until the following Adjustment Date. Without limitation of any other provision of this Financing Agreement or any other remedy available to Agent or Lenders under any of the Loan Documents, if, as a result of any restatement of or other adjustment to the financial statements delivered by the Companies to the Agent pursuant to Paragraph 7.8(c) of Section 7 hereof or for any other reason, the Agent determines that (y) the Fixed Charge Coverage Ratio as calculated by the Companies as of any applicable date was inaccurate and such inaccuracy constitutes a Material Adjustment and (z) a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a different Applicable LIBOR Margin for any period, then in the event of a Material Adjustment (but not if a Material Adjustment has not occurred) (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher Applicable LIBOR Margin for such period, the Companies shall automatically and retroactively be obligated to pay to the Agent promptly on demand by the Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a lower Applicable LIBOR Margin for such period, the Agent shall have no obligation to repay any interest or fees to the Companies; provided that if, as a result of any Material Adjustment a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher Applicable LIBOR Margin for one or more periods and a lower Applicable LIBOR Margin for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Companies pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

(b) as to the amount of Term Loans outstanding on any day:

(i) March 7, 2008, until the Initial Adjustment Date - 3.50%; and

(ii) thereafter, 3.25%.”

2.05 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Borrowing Base”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Borrowing Base” to read in its entirety as follows:

“Borrowing Base shall mean as to Companies, the amount calculated as follows:

(a) as long as the Revolving Line of Credit is $80,000,000 or less, the lesser of (i) the Revolving Line of Credit or (ii) the amount calculated as follows: (A) eighty-five percent (85%) of Companies’ aggregate outstanding Eligible Accounts Receivable and Companies’ aggregate outstanding Eligible Unbilled Card-Lock Customer Accounts; provided, however, that if the then Dilution Percentage is greater than five percent (5.0%), then the rate of advance herein shall be reduced by the percentage points by which the Dilution Percentage exceeds five percent (5.0%), plus (B) the sum of (x) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Inventory, valued at the lower of cost or market, on an average cost basis, plus (y) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Card-Lock Inventory, valued at the lower of cost or market, on an average cost basis, plus (C) the Eligible Equipment Based Amount, plus (D) one hundred percent (100%) of the aggregate Eligible Cash Surrender Value of Eligible Life Insurance Policy, plus (E) the lesser of (x) one hundred percent (100%) of the Dollar balance of the Eligible Cash Collateral or (y) $10,000,000, minus (F) the Availability Block, minus (G) any applicable Availability Reserves; or

(b) as long as the Revolving Line of Credit is greater than $80,000,000, (i) the lesser of (A) the Revolving Line of Credit or (B) the amount calculated as follows: (u) eighty-five percent (85%) of Companies’ aggregate outstanding Eligible Accounts Receivable and Companies’ aggregate outstanding Eligible Unbilled Card-Lock Customer Accounts; provided, however, that if the then Dilution Percentage is greater than five percent (5.0%), then the rate of advance herein shall be reduced by the percentage points by which the Dilution Percentage exceeds five percent (5.0%), plus (v) the sum of (I) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Inventory, valued at the lower of cost or market, on an average cost basis, plus (II) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Card-Lock Inventory, valued at the lower of cost or market, on an average cost basis, plus (w) the Eligible Equipment Based Amount, plus (x) one hundred percent (100%) of the aggregate Eligible Cash Surrender Value of Eligible Life Insurance Policy, plus (y) the lesser of (I) one hundred percent (100%) of the Dollar balance of the Eligible Cash Collateral or (II) $10,000,000, minus (z) the Availability Block, minus (ii) any applicable Availability Reserves.”

2.06 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Commitment”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Commitment” to read in its entirety as follows:

“Commitment shall mean, as to any Lender, the amount of the commitment for such Lender set forth on the signature page to the Fourth Amendment or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Paragraph 13.4(b) of Section 13 or any other applicable provision of this Financing Agreement.”

2.07 Amendment to Section 1 of Financing Agreement; Addition of New Definitions”. Section 1 of the Financing Agreement is hereby amended by adding thereto the following new definitions to be inserted in their proper alphabetical order and to read in its entirety as follows:

“Availability Block shall mean the amount indicated below, during the time period indicated below:

	Period	Amount

(i)	March 7, 2008 until First Availability Block Adjustment Date	(i)	$7,500,000

(ii)	First Availability Block Adjustment Date until Second Availability Block Adjustment Date	(ii)	5,000,000

(iii)	Second Availability Block Adjustment Date until Third Availability Block Adjustment Date	(iii)	$2,500,000

(iv)	Third Availability Block Adjustment Date and thereafter	(iv)	$0.00

First Availability Block Adjustment Date shall mean the tenth day after delivery to Agent pursuant to Paragraph 7.8(c) of Section 7 hereof of the financial statements of the Companies for any month ending on or after May 31, 2008, if such financial statements demonstrate to the sole satisfaction of Agent that Companies’ Fixed Charge Coverage Ratio for the four calendar month period ending on such day is greater than 1:00 to 1:00.

Fourth Amendment shall mean that certain Fourth Amendment to Second Amended and Restated Financing Agreement executed by Agent, Lenders, Companies and Parent.

Second Availability Block Adjustment Date shall mean the tenth day after delivery to Agent pursuant to Paragraph 7.8(c) of Section 7 hereof of the financial statements of the Companies for any month ending after the First Availability Block Adjustment Date if such financial statements demonstrate to the sole satisfaction of Agent that Companies’ Fixed Charge Coverage Ratio for the eight calendar month period ending on such date is greater than 1.00 to 1.00.

Third Availability Block Adjustment Date shall mean the tenth day after delivery to Agent pursuant to Paragraph 7.8(c) of Section 7 hereof of the financial statements of the Companies for any month ending after the Second Availability Block Adjustment Date if such financial statements demonstrate to the sole satisfaction of Agent that Companies’ Fixed Charge Coverage Ratio for the twelve calendar month period ending on such day is greater than 1.00 to 1.00.”

2.08 Amendment to Section 1 of the Financing Agreement; Amendment and Restatement of Definition of “Initial Adjustment Date”. The definition of “Initial Adjustment Date” contained in Section 1 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Initial Adjustment Date shall mean the tenth day after delivery for the first time to Agent pursuant to Paragraph 7.8(c) of Section 7 hereof of the financial statements of the Companies for any month ending on or after September 30, 2008, if such financial statements demonstrate to the sole satisfaction of Agent that Companies’ Fixed Charge Coverage Ratio for the six calendar month period ending on such day is greater than 1.00 to 1.00.”

2.09 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Line of Credit”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Line of Credit” to read in its entirety as follows:

“Line of Credit shall mean the aggregate commitment of the Lenders in an amount equal to $89,000,000 to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement, (ii) assist Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (iii) make the Term Loans pursuant to Section 4 of this Financing Agreement.”

2.10 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Revolving Line of Credit”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Revolving Line of Credit” to read in its entirely as follows:

“Revolving Line of Credit shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 and issue Letters of Credit Guaranties to the Companies in the aggregate amount of $80,000,000.”

2.11 Amendment to Section 1 of Financing Agreement; Deletion of Definitions of “Forbearance Default”, “Forbearance Period” and “Temporary Line Increase Period”. Section 1 of the Financing Agreement is hereby amended by deleting therefrom the definitions of “Forbearance Default”, “Forbearance Period” and “Temporary Line Increase Period”.

2.12 Amendment to Section 3.1 of the Financing Agreement; Addition of a New Paragraph (c). Section 3.1 of the Financing Agreement is hereby amended by adding thereto a new Paragraph (c), to read in its entirety as follows:

“(c) Increases in Revolving Line of Credit. Companies shall have the right from time to time following the date of execution of the Fourth Amendment upon not less than fifteen (15) Business Days’ prior written notice to Agent to request an increase in the then Revolving Line of Credit (with a corresponding increase in the Line of Credit) in incremental amounts equal to $5,000,000 from existing Lenders and/or new lenders acceptable to Agent; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time such request is made or at the time such increase is to become effective, (ii) Agent shall be in possession of a field exam in form and substance and of a date acceptable to Agent and Required Lenders, (iii) the aggregate commitments of Lenders (including any new lenders) as to the Revolving Line of Credit shall in no event exceed $125,000,000, (iv) Companies shall have paid to Lenders that agree to increase their commitment as to the Revolving Line of Credit or such new lenders a fee in an amount to be mutually agreed on by Companies and such Lenders or new lenders with respect to the amount of the requested increase, (v) Companies shall have delivered to Agent an amendment to this Agreement reflecting the requested increase, (vi) Companies shall have duly executed and delivered to Lenders that agree to increase their commitment as to the Revolving Line of Credit Promissory Notes or such new lenders, if requested by such Lenders or such new lenders, in the amount of the requested increase, (vii) if requested by Agent, Companies shall have delivered to Agent, such opinions and authority documentation as Agent may require, with respect to the due authorization, execution and delivery and enforceability of such amendment to this Financing Agreement and such additional Promissory Notes, and (viii) the interest rate with respect to all Revolving Loans shall be the same. Each Company acknowledges and agrees that no Lender shall be under any obligation to increase its commitment as to the Revolving Line of Credit hereunder.”

2.13 Amendment and Restatement of Section 7.10 of the Financing Agreement. Section 7.10 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies, on a consolidated basis, shall:

(a) Maintain as of the last day of each calendar month indicated below for the number of calendar months indicated below, a Fixed Charge Coverage Ratio for such period of not less than the ratio indicated below:

(i)	Four calendar month period ending August 31, 2008	(i)	0.85 to 1.00

(ii)	Four calendar month period ending on September 30, 2008 and October 31, 2008	(ii)	0.90 to 1.00

(iii)	Four calendar month period ending on November 30, 2008	(iii)	1.00 to 1.00

(iv)	Five calendar month period ending on December 31, 2008	(iv)	1.00 to 1.00

(v)	Six calendar month period ending on January 31, 2009	(v)	1.05 to 1.00

(vi)	Seven calendar month period ending on February 28, 2009	(vi)	1.05 to 1.00

(vii)	Eight calendar month period ending on March 31, 2009	(vii)	1.05 to 1.00

(viii)	Nine calendar month period ending on April 30, 2009	(viii)	1.05 to 1.00

(ix)	Ten calendar month period ending on May 31, 2009	(ix)	1.05 to 1.00

(x)	Eleven calendar month period ending on June 30, 2009	(x)	1.05 to 1.00

(xi)	Twelve calendar month period ending on July 31, 2009, and on the last day of each succeeding calendar month	(xi)	1.05 to 1.00

(b) without the prior written consent of the Agent and the Required Lenders, the Companies will not:

(i) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any Fiscal Year would exceed $3,000,000.00; or

(ii) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Unfinanced Capital Expenditures (whether subject to a security interest or otherwise) during any Fiscal Year in the aggregate amount in excess of $5,000,000.00.

(c) Maintain EBITDA of not less than the amount set forth below for the time period set forth below:

	Period		Minimum EBITDA

(i)	Two calendar month period ending on February 29, 2008	(i)	$1,275,000

(ii)	Three calendar month period ending on March 31, 2008	(ii)	$1,725,000

(iii)	Four calendar month period ending on April 30, 2008	(iii)	$2,675,000

(iv)	Five calendar month period ending on May 31, 2008	(iv)	$3,500,000

(v)	Six calendar month period ending on June 30, 2008	(v)	$4,375,000

(vi)	Seven calendar month period ending on July 31, 2008	(vi)	$5,675,000”

2.14 Additional Agreement. Companies hereby agree that by April 30, 2008, Cardlock will be in full compliance with the provisions of Sections 3.4(a) and 3.4(b) of the Financing Agreement regarding Depository Accounts, Blocked Accounts, deposit of proceeds of Collateral into Depository Accounts and Blocked Accounts, and Blocked Account Agreements, including, without limitation, establishing and maintaining Blocked Accounts satisfactory to Agent, depositing into such Blocked Accounts all proceeds of Collateral received by Cardlock and all amounts on deposit in deposit accounts used by Cardlock at each of its locations (as further provided in Section 3.4(a) of the Financing Agreement), and delivering to Agent executed Blocked Account Agreements in form and substance satisfactory to Agent. Failure by Cardlock to be in full compliance with such provisions of Sections 3.4(a) and 3.4(b) of the Financing Agreement by April 30, 2008, shall constitute an immediate Event of Default.

2.15 Amendment to Amended and Restated Revolving Credit Notes.

(a) Each Amended and Restated Revolving Credit Note, dated October 30, 2007, executed by Companies, and respectively payable to Wachovia, SunTrust and PNC, is hereby amended as follows:

(i)	Each reference to the dollar amount “$15,555,555.56” shall be deemed to be a reference to the dollar amount “$17,777,777.78”.

(ii)
Each reference to the phrase “FIFTEEN MILLION FIVE HUNDRED FIFTY-FIVE THOUSAND FIVE HUNDRED FIFTY-FIVE AND 56/100 DOLLARS” shall be deemed to be a reference to the phrase “SEVENTEEN MILLION SEVEN HUNDRED SEVENTY-SEVEN THOUSAND SEVEN HUNDRED SEVENTY-SEVEN AND 78/100THS DOLLARS”.

(b) The Amended and Restated Revolving Credit Note, dated October 30, 2007, executed by Companies and payable to the order of CIT, is hereby amended as follows:

(i)	Each reference to the dollar amount “$23,333,333.32” shall be deemed to be a reference to the dollar amount “$26,666,666.66”.

(ii)
Each reference to the phrase “TWENTY THREE MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 32/100THS DOLLARS” shall be deemed to be a reference to the phrase “TWENTY-SIX MILLION SIX HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX AND 66/100THS DOLLARS”.

2.16 Amendment to Amended and Restated Swingline Note. The Amended and Restated Swingline Note, dated October 20, 2007, executed by Companies and payable to the order of CIT, is hereby amended as follows:

(a) The first two references to the dollar amount of $7,000,000” shall be deemed to be references to the dollar amount “$8,000,000.”

(b) Each reference to the phrase “SEVEN MILLION DOLLARS AND NO CENTS” shall be deemed to be a reference to the phrase “EIGHT MILLION DOLLARS AND NO CENTS.”

2.17 Fees. In consideration for the agreements set forth herein, Companies shall pay to Agent, for the pro rata benefit of Lenders, an amendment fee of $50,000, which fee (i) shall be deemed fully earned on the date of execution of this Agreement, (ii) shall be non-refundable, and (iii) shall be due and payable in full on the date of execution of this Agreement.

ARTICLE III
Waiver

3.01 Waiver. The Lenders hereby waive (i) (a) the Existing Events of Default (as defined in the Forbearance Agreement), and (b) the failure of Companies to comply with the Fixed Charge Coverage Ratio financial covenant set forth in Section 7.10(a) of the Financing Agreement for the testing period ending on February 29, 2008 (as such Section 7.10(a) read prior to the amendment thereof contained in this Amendment), and (c) the failure of Companies to comply with the requirement set forth in Section 2.08 of that certain Second Amendment to Second Amended and Restated Financing Agreement and Other Loan Documents, dated October 5, 2007, executed by Companies, Agent and certain Lenders as “Required Lenders,” that Companies deliver to Agent within the time period therein specified the documentation relating to the Blocked Accounts required to be executed by Cardlock, and any continuing failure of Cardlock prior to April 30, 2008, to be in full compliance with the provisions of Sections 3.4(a) and 3.4(b) of the Financing Agreement regarding Depository Accounts, Blocked Accounts, deposit of proceeds of Collateral into Depository Accounts and Blocked Accounts, and Blocked Account Agreements; (ii) any Event of Default arising out of any breach described under clause (i) of this Section 3.01; and (iii) any Event of Default caused by failures to satisfy conditions precedent set forth in Section 2 of the Financing Agreement (including conditions precedent to any further borrowing under the Financing Agreement) resulting from any breach described in clause (i) of this Section 3.01.

3.02 No Other Waivers. Except as expressly set forth in Section 3.01 above, nothing contained herein shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Financing Agreement, or any other Loan Document or any other contract or instrument between any Company and/or Parent and Agent and/or any Lender, and neither Agent’s nor any Lender’s failure at any time or times hereafter to require strict performance by any Company and/or Parent of any provision thereof shall waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance therewith. Each of Agent and each Lender hereby reserves all rights granted under the Financing Agreement, and each other Loan Document and any other contract or instrument between any Company and/or Parent and Agent and/or any Lender.

ARTICLE IV
Conditions Precedent

4.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:

(a) Agent shall have received all of the following, each in form and substance satisfactory to Agent (each of which shall be deemed to be a “Loan Document” for purposes of the Financing Agreement):

(i) This Agreement, duly executed by Companies, Parent and Lenders; and

(ii) An amendment to the Fee Letter; and

(iii) Such additional documents, instruments and information as Agent may request.

(b) The representations and warranties contained herein and in the Financing Agreement, and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof.

(c) No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been otherwise specifically waived in writing by Agent and Lenders.

(d) All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

(e) Agent shall have received payment, in immediately available funds, of the fee described in Section 2.17 hereof.

(f) Agent shall have received payment, in immediately available funds, of (i) all Additional Interest (as defined in the Forbearance Agreement) which has accrued since March 1, 2008, and remains unpaid, (ii) any portion of the Temporary Line Increase Fee (as defined in the Forbearance Agreement) which remains unpaid, and (iii) all other unpaid amounts payable by Companies pursuant to the Forbearance Agreement.

ARTICLE V
Ratifications, Representations and Warranties

5.01 Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Financing Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the parties hereto agrees that the Financing Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties. Each of each Company and Parent hereby represents and warrants to Agent and each Lender that (a) the execution, delivery and performance of this Agreement and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each of each Company and Parent and will not violate the Articles of Incorporation or Bylaws of any Company or Parent; (b) the representations and warranties contained in the Financing Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; and (c) no Default or Event of Default under the Financing Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent and each Lender. Each of each Company and Parent hereby represents and warrants to Agent and each Lender that it is in full compliance with all covenants and agreements contained in the Financing Agreement, and the other Loan Documents, as amended hereby.

ARTICLE VI
Miscellaneous Provisions

6.01 Survival of Representations and Warranties. All representations and warranties made in the Financing Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

6.02 Reference to Financing Agreement. Each of the Financing Agreement and the other Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Financing Agreement, as amended hereby, is hereby amended so that any reference in the Financing Agreement and such other Loan Documents to the Financing Agreement shall mean a reference to the Financing Agreement as amended hereby.

6.03 Expenses of Agent. Each of each Company and Parent agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents executed pursuant hereto, and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Financing Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Agent’s legal counsel.

6.04 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except neither any Company nor Parent may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender.

6.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by any Company or Parent shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement

6.09 Applicable Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

6.10 Final Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.11 Release. EACH OF EACH COMPANY AND PARENT HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER. EACH OF EACH COMPANY AND PARENT HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH OF AGENT AND EACH LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH ANY COMPANY OR PARENT MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR ANY LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE FINANCING AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

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Executed on this 28th day of March, 2008, to be effective as of the respective date indicated above.

COMPANIES:

UNITED FUEL & ENERGY CORPORATION,
a Texas corporation

By: /s/ Charles McArthur
Name: Charles McArthur
Title: Chief Executive Officer

THREE D OIL CO. OF KILGORE, INC.,
a Texas corporation

By: /s/ Charles McArthur
Name: Charles McArthur
Title: Chief Executive Officer

CARDLOCK FUELS SYSTEM, INC.,
a California corporation

By: /s/ Charles McArthur
Name: Charles McArthur
Title: Chief Executive Officer

PARENT:

UNITED FUEL & ENERGY CORPORATION,
a Nevada corporation

By: /s/ Charles McArthur
Name: Charles McArthur
Title: Chief Executive Officer

AGENT:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Agent

By: /s/ Alan R. Schnacke
Name: Alan R. Schnacke
Title: Vice President

LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By: /s/ Alan R. Schnacke
Name: Alan R. Schnacke
Title: Vice President

Amount of Commitment:                  $29,666,666.66

SUNTRUST BANK,
as a Lender

By: /s/ Brian R. O’Fallon
Name: Brian R. O’Fallon
Title: Director

Amount of Commitment:                  $19,777,777.78

WACHOVIA BANK, N.A.,
as a Lender

By: /s/ Thomas P. Floyd
Name: Thomas P. Floyd
Title: Vice President

Amount of Commitment:                  $19,777,777.78

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Ron Eckhoff
Name: Ron Eckhoff
Title: Vice President

Amount of Commitment:                  $19,777,777.78